EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to the Registration Statement (Form S-4 No. 333-159252) of 2020 ChinaCap Acquirco, Inc., of our report dated May 14, 2009, relating to the financial statements of Windrace International Company Limited and subsidiaries as of December 31, 2008, December 31, 2007 and December 31, 2006 and for each of the three years then ended, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/S/ CROWE HORWATH LLP

Sherman Oaks, California
July 17, 2009